UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2025

Evolv Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39417	84-4473840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Totten Pond Road, 4th Floor Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 374-8100

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EVLV	The Nasdaq Stock Market
Warrants to purchase one share of Class A common stock	EVLVW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2025, Evolv Technologies Holdings, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed George C. Kutsor as the Company’s new Chief Financial Officer on April 21, 2025, to be effective one business day following the filing of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024 (the “Effective Date”).

On the Effective Date, Mr. Kutsor will succeed Dave Rawden from AlixPartners LLP, a leading global business advisory firm, who has served as the Company’s Interim Chief Financial Officer since November 20, 2024.

Mr. Kutsor, 51, was Chief Financial Officer at Kin + Carta PLC (London Stock Exchange: KCT) (“Kin + Carta”) and member of the Board of Directors from June 2019 to May 2024, and was appointed Chief Operating Officer in August 2022. While at Kin + Carta, Mr. Kutsor helped lead the transformation of twelve independent consultancies into an integrated, global technology consulting enterprise with 1800 employees in seven countries. In 2024, Mr. Kutsor managed the sale process of Kin + Carta to private equity, and then subsequently helped lead the merger and integration with another portfolio company of the private equity acquiror.

Before joining Kin + Carta, Mr. Kutsor spent nearly 25 years at Motorola Solutions, Inc. (NYSE: MSI) (“Motorola Solutions”) in various senior finance roles. His most senior positions at Motorola Solutions included leading investor relations, financial management of a $2 billion global business unit, supporting strategic sales teams, and managing venture capital investments. Mr. Kutsor earned his MBA from the University of Chicago Booth School of Business with concentrations in both Strategy and Finance and holds a Bachelor of Science in Corporate Finance and Investments from the University of Illinois.

In connection with Mr. Kutsor’s appointment as the Company’s Chief Financial Officer, the Company and Mr. Kutsor have entered into an offer letter (the “Offer Letter”), dated April 21, 2025. Under the terms of the Offer Letter, Mr. Kutsor will receive an annual base salary of $425,000 and, commencing with fiscal year 2025, a target bonus opportunity equal to 75% of his annual base salary, which will be prorated for fiscal year 2025. Pursuant to the Offer Letter, and based on the recommendation of the Compensation Committee of the Board (the “Committee”), the Board granted Mr. Kutsor (i) restricted stock units with an aggregate grant date fair market value of $1,750,000, which will vest based on the achievement of certain Company stock price performance goals (the “New Hire MSUs”) and (ii) restricted stock units with an aggregate grant date fair market value of $1,750,000, which will vest based on Mr. Kutsor’s continued service with the Company in three equal annual installments (the “New Hire RSUs” and, together with the New Hire MSUs, the “Initial Equity Awards”), pursuant to the Company’s 2021 Incentive Award Plan.

The New Hire MSUs will vest based on the achievement of certain stock price milestones (calculated as described in the Offer Letter) during the three-year performance period commencing on the first day of the month immediately following the calendar month of his start date (the “Vesting Commencement Date”) and ending on the third anniversary of the Vesting Commencement Date (the “Performance Period”), subject to Mr. Kutsor’s continuous employment or service through the date on which the Board or the Committee, as applicable, certifies the total number of New Hire MSUs that have been earned. The New Hire RSUs will vest in three equal tranches on the first, second, and third anniversaries of the Vesting Commencement Date, subject to Mr. Kutsor’s continued employment or service through each vesting date.

The Offer Letter also provides that Mr. Kutsor will be eligible to participate in the Company’s previously disclosed standard Severance and Change in Control Plan (the “Severance Plan”) at Plan Tier 1. In addition to the payments and benefits that Mr. Kutsor is entitled to receive pursuant to the Severance Plan, in the event of a “covered termination” (as defined in the Severance Plan), which occurs after the 12-month anniversary of the Vesting Commencement Date of the Initial Equity Awards (and, in the case of the New Hire MSUs, prior to the last date of the Performance Period), then, subject to Mr. Kutsor’s execution and non-revocation of a release of claims, (i) the New Hire MSUs will remain outstanding and eligible to vest based on actual performance through the Performance Period (prorated based on the number of full months Mr. Kutsor remains employed or in service during the Performance Period) and (ii) the number of New Hire RSUs that would have become vested had Mr. Kutsor remained employed for the six-month period immediately following the date of termination will accelerate in full.

Mr. Kutsor currently resides in Illinois. To assist with the travel and housing costs associated with Mr. Kutsor’s travel to and from the Company’s headquarters in Waltham, Massachusetts, Mr. Kutsor will receive a travel stipend of $6,000 per month during his first year of employment and a travel stipend of $3,000 per month during his second year of employment. The Company will also pay up to $15,000 of Mr. Kutsor’s counsel fees incurred in connection with the negotiation and documentation of the Offer Letter.

The Company will offer Mr. Kutsor indemnification in accordance with the terms of the Company’s previously disclosed standard form of indemnification agreement and will provide and maintain a directors’ and officers’ liability insurance policy covering Mr. Kutsor in his capacity as an officer and director of the Company and any of its affiliates no less favorable than the Company’s directors’ and officers’ liability insurance offered to Company executives or directors.

The foregoing description of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by such Offer Letter, which is filed hereto as Exhibit 10.1.

There are no arrangements or understandings between Mr. Kutsor and any other person pursuant to which he was appointed as Chief Financial Officer or designated as principal financial officer. Mr. Kutsor does not have any family relationship with any director or other executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Kutsor has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year.

Item 7.01	Regulation FD Disclosure.

On April 23, 2025, the Company issued a press release announcing the foregoing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Offer Letter between Evolv Technologies Holdings, Inc. and George C. Kutsor
99.1	Press Release, dated April 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain of the exhibits to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolv Technologies Holdings, Inc.

Date: April 23, 2025	By:	/s/ Rachel Roy
	Name:	Rachel Roy
	Title:	General Counsel and Secretary